Exhibit 9.2

                                    AMENDMENT
                                       TO
                THE GEORGE B. HORNE VOTING TRUST AGREEMENT--1997

         AMENDMENT dated as of the 30th day of October, 1997 by and among Timothy P. Horne, as trustee (the "Trustee") under the George B. Horne Voting Trust Agreement--1997 (the "Voting Trust Agreement"), and Timothy P. Horne, individually, Timothy P. Horne, as Trustee of the George B. Horne Trust - 1982, as currently republished, Timothy P. Horne, as Trustee of the Daniel W. Horne Trust - 1980, Timothy P. Horne, as Trustee of the Deborah Horne Trust - 1976, Timothy P. Horne, as Trustee of the George B. Horne Grandchildren's Trust - 1995 F/B/O Tara V. Horne and Timothy P. Horne, as Trustee of the George B. Horne Grandchildren's Trust - 1995 F/B/O Tiffany Horne (collectively, the "Holders").

         WHEREAS, the Trustee and the Holders, as the registered holders of greater than a majority of voting trust certificates outstanding under the Voting Trust Agreement, desire to amend the Voting Trust Agreement to provide that voting trust certificates may not be transferred without the written consent of all of the Trustees under the Voting Trust Agreement.

         NOW, THEREFORE, the parties hereto do hereby agree as follows:

         1. The first paragraph of Section 4 of the Voting Trust Agreement is hereby amended and restated in its entirety to read as follows:

                  "4. Transfer of  Certificates;  Restrictions.  The transfer of any voting trust certificate (including without limitation any sale, assignment, donation, pledge, encumbrance, grant of a security interest, hypothecation or other transfer or disposition) (a) shall be effected only with the written consent of all of the Trustees then serving hereunder (acting together, or, if all such Trustees do not agree, by the Trustee, if any, having the Determination Power with respect to such transfer under Section 10 hereof) and (b) shall be subject to any restrictions, conditions and other provisions applicable to it or to the stock which it represents, whether imposed by law, specified on the relevant certificate or specified in the Restated Certificate of Incorporation of the Company, as amended (the "Restated Certificate") (provided that any transfer of voting trust certificates without a transfer of the underlying stock held in this voting trust shall in no way affect the voting rights of such underlying stock, consistent with the terms of the Restated Certificate), this Agreement or any other agreement, including without limitation the Stock Restriction Agreement dated as of August 28, 1986, as the same may have been or may hereafter be amended and/or restated, among parties hereto. Any attempted transfer in violation of such restrictions, conditions and other provisions shall be void ab initio and the Trustees shall not register such transfer or recognize the intended transferee as the holder of the voting trust certificate for any purpose. To the extent permitted by law, voting trust certificates shall not be subject to attachment, garnishment, judicial order, levy, execution or similar process, however instituted, for satisfaction of a judgment or otherwise."

         2. That portion of Schedule A to the Voting Trust Agreement setting forth the number of shares of Class B Common Stock of the Company held by Timothy P. Horne and George B. Horne as trustees of the George B. Horne Trust--1982, as currently republished (the "GBH Trust"), that are subject to the Voting Trust Agreement is hereby deleted and replaced with Schedule A attached hereto to reflect the deposit of 20,000 shares of Class B Common Stock held by the GBH Trust into the Voting Trust Agreement.

         3. The effective date of this Amendment shall be the date first set forth above.

         4. As amended by this Amendment, the Voting Trust Agreement is in all respects ratified and confirmed, and as so amended by this Amendment the Voting Trust Agreement shall be read, taken and construed as one and the same instrument.

         5. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

         6. This Amendment shall be governed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

                                  [END OF TEXT]

         The parties hereto have executed this Amendment to the Voting Trust Agreement in one or more counterparts under seal as of the date first set forth above.


                                                  /s/Timothy P. Horne
                                       Timothy P. Horne, as Trustee


                                                  /s/Timothy P. Horne
                                       Timothy P. Horne, individually


                                                  /s/Timothy P. Horne
                                       Timothy P. Horne, as Trustee of the
                                       George B. Horne Trust--1982


                                                  /s/Timothy P. Horne
                                       Timothy P. Horne, as Trustee of the
                                       Deborah Horne Trust--1976


                                                  /s/Timothy P. Horne
                                       Timothy P. Horne, as Trustee of the
                                       Daniel W. Horne Trust--1980


                                                  /s/Timothy P. Horne
                                       Timothy P. Horne, as Trustee of the
                                       Grandchildren's Trust f/b/o
                                       Tara V. Horne


                                                  /s/Timothy P. Horne
                                       Timothy P. Horne, as Trustee of the
                                       Grandchildren's Trust f/b/o
                                       Tiffany R. Horne

Acknowledged and Agreed:


          /s/George B. Horne
George B. Horne, as Beneficiary of
the George B. Horne Trust--1982

                                   SCHEDULE A


                                                            No. of Shares
                        No. of Shares     Class B Stock     Not Subject to
Depositor               Subject to Trust  Certificate No.   Trust (if any)

Timothy P. Horne and    2,124,600                                 0
George B. Horne as
trustees of the
George B. Horne
Trust--1982 as
currently republished

                       AMENDMENT TO VOTING TRUST AGREEMENT


      WHEREAS, Timothy P. Horne is Trustee under a Voting Trust Agreement dated as of August 26, 1997, such Voting Trust Agreement, being referred to herein as the "Agreement"; and

      WHEREAS, Tara V. Horne desires to withdraw 5,000 shares of Class B Common Stock of Watts Industries, Inc., a Delaware corporation.

      WHEREAS, the Trustee desires to consent and agree to the above-described transaction.

         NOW, THEREFORE, the Trustee hereby does agree as follows:

1. The Trustee consents to the withdrawal of such shares and hereby amends Schedule A to the Agreement by deleting the information set forth opposite Tara
V. Horne's name on such Schedule A and replacing it with the following:

                                   SCHEDULE A

                                   Number of                   Class B Stock
Depositor                          Shares                      Certificate No.

Tara V. Horne                      45,000                      221


2. Except as hereinabove provided, the Trustee ratifies and confirms the Agreement in all respects.

         The Trustee has executed this Amendment to the Agreement as of the 31st day of July, 1998.

                                          ---------------------------
                                          Timothy P. Horne, as Trustee

                       AMENDMENT TO VOTING TRUST AGREEMENT


      WHEREAS, Timothy P. Horne is Trustee under a Voting Trust Agreement dated as of August 26, 1997, such Voting Trust Agreement, being referred to herein as the  "Agreement";  and WHEREAS,  Tara V. Horne  desires to withdraw  5,000
shares  of  Class  B  Common  Stock  of  Watts  Industries,   Inc.,  a  Delaware
corporation.

      WHEREAS, the Trustee desires to consent and agree to the above-described transaction.

      NOW, THEREFORE, the Trustee hereby does agree as follows:

1. The Trustee consents to the withdrawal of such shares and hereby amends Schedule A to the Agreement by deleting the information set forth opposite Tara
V. Horne's name on such Schedule A and replacing it with the following:

                                   SCHEDULE A

                                    Number of                   Class B Stock
Depositor                           Shares                      Certificate No.

Tara V. Horne                       40,000                      223


2. Except as hereinabove provided, the Trustee ratifies and confirms the Agreement in all respects.

         The Trustee has executed this Amendment to the Agreement as of the 31st day of August, 1998.

                                                ---------------------------
                                                Timothy P. Horne, as Trustee